Exhibit 10.57

Amendment of Maturity Date

La Rosa Realty and ELP Global PLLC

In reference to the note in the amount of $40,000 Issued July 15th, 2021 and as amended April 14, 2022 with a maturity date of June 30th 2022. The Parties, La Rosa Realty and ELP Global PLLC hereby agree to amend the maturity date to Oct 30, 2022. All other terms of the note as amended apply.

/s/ Joseph LaRosa	/s/ Carlos Bonilla
Joseph LaRosa, CEO 8/22/22	Carlos Bonilla, Esq. 8/22/22
La Rosa Realty, LLC	ELP Global PLLC